EXHIBIT 99.1

Citius Pharmaceuticals Signs Letter of Intent to Acquire Leonard Meron Biosciences

•	Merger expands Citius' product portfolio to include a phase 3 ready critical care product
•	Addition of accomplished pharma executives enhances management presence
•	Merger creates numerous opportunities for growth

Maynard, MA; March 7, 2016 (PR NEWSWIRE) – Citius Pharmaceuticals, Inc., "Citius" (OTCQB: CTXR) today announced that the Company has entered into a non-binding letter of intent to acquire all of the outstanding shares of Leonard Meron Biosciences, Inc. (LMB). LMB's lead drug candidate, Mino-Lok™, is an antibiotic lock solution used to treat patients with catheter-related bloodstream infections, or CRBSIs. Mino-Lok™ is a patent-protected, novel solution containing minocycline, edetate (disodium EDTA), and ethyl alcohol, which act to break down bacterial biofilms, eradicate the bacteria, provide anti-clotting properties to maintain patency in CVCs, and salvage the indwelling catheter. Mino-Lok™ is entering phase 3 trials after demonstrating safety in its phase 2b trial conducted at the MD Anderson Cancer Center in Houston. Recently, the U.S. Food and Drug Administration (FDA) granted a Qualified Infectious Disease Product (QIDP) designation for Mino-Lok. Receiving QIDP designation means that Mino-Lok™ is now eligible for Fast Track designation, Priority Review for development, and a five-year extension of market exclusivity. The Company believes that the commercial target for Mino-Lok™ represents a significant opportunity in the multi-billion, critical care market.

"We are excited with this merger which we believe will provide us immediate access to Mino-Lok™, a phase 3 ready program in a billion-dollar industry," said Mr. Leonard Mazur, Chairman and Chief Executive Officer of Citius Pharmaceuticals, Inc. "We are especially pleased with the expansion of our management team to include industry veteran, Mr. Myron Holubiak, who will manage and direct all of our development programs including our prescription hemorrhoid treatment. Mr. Holubiak has an extensive background in pharmaceutical general management, having been president of Roche Labs Inc., and health economics, an increasingly important discipline in healthcare today. After the merger, we will be prepared to seek additional opportunities to expand our product pipeline in critical care and associated treatment areas while conforming to our growth philosophy of developing and introducing drug products that address unmet medical needs and provide cost-effective solutions in today's healthcare world. We are at the forefront of an exciting time for Citius".

Closing of the acquisition is subject to due diligence, definitive merger documentation, and closing of additional financing and other customary formalities. Citius is expected to issue shares of its stock in exchange for shares of LMB in which, after the completion of the transaction, all prior common shareholders of LMB will retain approximately 49% of the common stock in Citius. Additionally, no preferred shares or notes convertible into common stock will be outstanding in the newly combined company. Citius will reserve shares for any non-extinguished obligations of LMB at the closing, in the form of warrants and options, and will also assume certain liabilities created in the ordinary course of business. Mr. Leonard Mazur, Citius' Chief Executive Officer is the Chairman and Principal Stockholder of LMB. Mr. Myron Holubiak, a director of Citius is currently the President and CEO of LMB and is a significant stockholder of LMB. Myron Holubiak, CEO of LMB, will assume the role of CEO for the combined company, and Leonard Mazur will assume the role of Chairman of the Board. All key employees of LMB will also join the combined company in their respective roles.

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About Citius Pharmaceuticals, Inc.

Citius is a specialty pharmaceutical company dedicated to the development and commercialization of therapeutic products for large and growing markets using innovative, patented or proprietary formulations of previously approved pharmaceutical products. We seek new and expanded indications for previously approved pharmaceutical products as a means to achieving leading market positions or potential market exclusivity. By using previously approved drugs with substantial safety and efficacy data, we seek to reduce the risks associated with pharmaceutical product development. We seek to achieve these objectives by utilizing the U.S. Food and Drug Administration's, or FDA's, 505(b)(2) pathway for our new drug approvals. We believe this pathway is comparatively faster, lower risk and less expensive than the FDA's traditional new drug approval pathway. In addition, we focus on obtaining intellectual property protection with the objective of listing relevant patents in the FDA Orange Book in order to limit generic competition.

About Leonard Meron Biosciences, Inc.

Leonard Meron Biosciences, Inc. (LMB) is a private, late-stage specialty pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infective drugs. The Company is developing Mino-Lok™, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections, or CRBSIs. Recently, the U.S. Food and Drug Administration (FDA) granted a Qualified Infectious Disease Product (QIDP) designation for the antibiotic lock solution, Mino-Lok. Receiving QIDP designation means that Mino-Lok™ is now eligible for additional FDA incentives in the approval and marketing pathway, including Fast Track designation and Priority Review for development and a five-year extension of market exclusivity

About MD Anderson

The University of Texas MD Anderson Cancer Center in Houston ranks as one of the world's most respected centers focused on cancer patient care, research, education and prevention. The institution's sole mission is to end cancer for patients and their families around the world. MD Anderson is one of only 45 comprehensive cancer centers designated by the National Cancer Institute (NCI). MD Anderson is ranked No.1 for cancer care in U.S. News & World Report's "Best Hospital's" survey. It has ranked as one of the nation's top two hospitals since the survey began in 1990, and has ranked first for 11 of the past 14 years. MD Anderson receives a cancer center support grant from the NCI of the National Institutes of Health (P30 CA016672).

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